EXHIBIT NO. 23.1

           CONSENT OF TABB, CONIGLIARO & MCGANN, P.C.,
                   CERTIFIED PUBLIC ACCOUNTANTS




             Consent of Certified Public Accountants
             ---------------------------------------

We consent to the use in this registration statement on Form S-3 of our reports dated October 7, 1996 on the Consolidated Financial Statements of Fonar Corporation and Subsidiaries for the fiscal year ended June 30, 1996 and the Supplemental Schedules included in FONAR Corporation's Form 10-K for the fiscal year ended June 30, 1996, which reports are incorporated in this registration statement by reference.

The Consolidated Financial Statements consist of the Consolidated Balance Sheets as at June 30, 1996 and June 30, 1995 and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for the years ended June 30, 1996, 1995 and 1994 with related notes.

The Supplemental Schedules consist of Schedule II - Accounts
Receivable From Related Parties and Underwriters and Schedule VIII
- Valuation and Qualifying Accounts.


                             /s/ Tabb, Conigliaro & McGann, P.C.
                             -----------------------------------
                             Tabb, Conigliaro & McGann, P.C.

New York, New York
January 21, 1997







                           EXHIBIT 23.2

          (CONSENT OF COUNSEL IS INCLUDED IN EXHIBIT 5)







CONSENT OF COUNSEL

         The consent of Henry T. Meyer, Esq. is included in his opinion filed as Exhibit 5 to this Registration Statement.